Exhibit 10.26

Distribution Agreement

between

CEPHEID AND INFECTIO DIAGNOSTIC (I.D.I.) INC.

THIS AGREEMENT (“Agreement”) is made as of the 4th day of November, 2003 (the “Effective Date”) and is by and between Cepheid, a California corporation with its principal place of business at 904 Caribbean Drive, Sunnyvale, CA 94089 (“Cepheid”) and Infectio Diagnostic (I.D.I.) Inc., a corporation incorporated under the laws of the Province of Quebec with its principal place of business at 2050 Rene Levesque Blvd. West, Suite 400, Sainte-Foy, Quebec, Canada G1V 2K8 (“IDI”).  Cepheid and IDI are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.”

RECITALS

A.            The Parties have previously entered into several agreements, including agreements related to the formation and operation of the Aridia joint venture, which agreements are terminated concurrently with the execution of this Agreement.

B.            Cepheid develops, manufactures and markets analytical instruments designed for nucleic acid based analysis.

C.            IDI develops, manufactures, and markets certain assays, including some that that may be used with Cepheid’s analytical instruments.

D.            Cepheid and IDI desire that IDI appoint Cepheid as a distributor of certain IDI assays for use with Cepheid’s instruments, subject to and in accordance with the terms and conditions of this Agreement.

Now, therefore, the Parties, in consideration of the mutual obligations hereinafter set forth and intending to be legally bound, hereby agree as follows:

1.             Definitions: Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1.          “Affiliate” of a Party or other person or entity means any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly, is controlled by or is under common control with such Party or other person or entity to the extent of more than fifty percent of the equity having the power to vote on or direct the affairs of the entity, or such lesser percentage which is the maximum allowed to be controlled by a foreign corporation in a particular jurisdiction.

1.2.          “Cepheid Intellectual Property” means all Intellectual Property Rights that are owned, either partially or wholly by, Cepheid, or are licensed to and sub-licensable by, or otherwise controlled by, Cepheid that are related to the [***] , including any Cepheid [***] Software.

1.3.          “Confidential Information” means confidential knowledge, Know-how, practices, processes, products, materials, equipment or information that a receiving Party has a reasonable basis to believe is confidential to the disclosing Party or is treated by the disclosing Party as confidential.  Notwithstanding the above, Confidential Information will not include, and nothing in Section 7 will in any way restrict the rights of either Party to use, disclose or otherwise deal with, any information which:

(a)           can be demonstrated to have been in the public domain as of the date of this Agreement or thereafter comes into the public domain through no act of the receiving Party; or

(b)           can be demonstrated to have been independently known to the receiving Party prior to the receipt thereof as evidenced by written record, or is made available to the receiving Party as a matter of lawful right by a Third Party; or

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission.  Confidential treatment has been requested with respect to the omitted portion.

(c)           can be demonstrated to have been rightfully received by the receiving Party from a Third Party who did not require the receiving Party to hold it in confidence or limit its use, or on the basis of a restriction that has lapsed, and who did not acquire it, directly or indirectly, from the other Party to this Agreement under a continuing obligation of confidentiality; or

(d)           can be demonstrated to have been independently conceived, invented or acquired by employees or agents of the receiving Party who have not been personally exposed to relevant Confidential Information of the other Party as evidenced by written record.

1.4.          “IDI Intellectual Property” means all Intellectual Property Rights that are owned, either partially or wholly by, IDI, or are licensed to and sub-licensable by, or otherwise controlled by, IDI related to Target Assays.

1.5.          “IDI Manufactured Products” means those Target Assays manufactured by IDI for use with [***] .

1.6.          “Intellectual Property Rights” means all intellectual property rights worldwide arising under statutory provision or common or civil law, whether or not registered, which may be granted or recognized under Canadian or foreign legislation, including, without limitation, all (1) patents, patent applications and patent rights; (2) rights associated with works of authorship including copyrights, copyright applications, copyright registrations, mask works, mask work applications and mask work registrations; (3) rights relating to the protection of trade secrets and confidential information; (4) any right analogous to those specifically set forth in this definition and any other proprietary rights relating to intellectual property (other than trademark, trade dress, or service mark rights); (5) divisions, continuations, continuations-in-part, renewals, reissues, re-examinations, continuing prosecution, and extensions of the foregoing existing at a time in question, or thereafter filed, issued or acquired; and (6) Know-how, including rights in any application thereof.

1.7.          “Know-how” means confidential and/or proprietary technical information, techniques, processes, methods, data, assays, substances and materials, and other information in a Party’s possession that is not generally available to the public.

1.8.          “[***]” means the [***] Systems instruments manufactured and sold by Cepheid that are used to perform Real Time PCR, the [***] Reaction Tubes to be used with such [***] Systems, the Cepheid [***] Software and any improvements thereof and any new generation of the [***] , which instruments do not include integrated sample preparation.

1.9.          “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to a product.

1.10.        “Target Assays” means the assays for identified infectious disease targets and more fully set forth in Exhibit A.

1.11.        “Territory” means the world except for the country of Canada.

1.12.        “Third Party” means a person or entity that is not a Party to this Agreement.

2.             Distribution; License Grants.

2.1.          Distribution of IDI Manufactured Products.

2.1.1.       Nonexclusive Distribution Right.  IDI hereby appoints Cepheid and Cepheid hereby accepts such appointment to act as the nonexclusive, distributor of IDI Manufactured Products solely for use on the [***]  in the Territory.  IDI shall retain the exclusive right to distribute and sell IDI Manufactured Products in Canada.

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission.  Confidential treatment has been requested with respect to the omitted portion.

2.1.2.       Exclusive Distribution Right.  IDI hereby appoints Cepheid and Cepheid hereby accepts such appointment to act as the [***], distributor of the IDI Manufactured Product [***] Target Assay for use on the [***] in the [***] until the sooner of: (i) [***], or (2) the launch date of the [***] (the “[***] Distribution Term”).  At the conclusion of the [***] Distribution Term, Cepheid’s rights to distribute such GBS Target Assay will become [***], and such [***] distribution rights will be subject to the [***] ([***]) year term provisions outlined in Section 8.1.  Notwithstanding the rest of this Section 2.1.2, if Cepheid does not receive orders for at least [***] [***] for the purpose of performing the [***] assay between [***] and [***], then its [***] Distribution Term for the GBS assay shall end at 12 Midnight, [***].

2.1.3.       Subdistributors.  In exercising its function as distributor of IDI Manufactured Products in accordance with Sections 2.1.1 and 2.1.2 Cepheid may appoint such sub-distributors as it determines appropriate for the effective distribution of IDI Manufactured Products, subject to IDI’s prior written consent, which shall not be unreasonably withheld or delayed.  In no case will Cepheid or any distributor appointed by Cepheid distribute IDI Manufactured Products in Canada.

2.2.          Promotion and Sales of IDI Manufactured Products.  Cepheid will use commercially reasonable efforts to promote the distribution of IDI Manufactured Products.

2.2.1.      Label and Use Restrictions.  Cepheid will comply with label and use restrictions as advised by IDI.

2.2.2.       IDI Materials.  Cepheid will promote and sell IDI Manufactured Products in accordance with the terms of IDI’s licenses related to such products as IDI shall advise Cepheid.

2.2.3.       Promotional Materials.  Cepheid will be responsible, at its own cost, for production of brochures, data sheets and other promotional materials for IDI Manufactured Products to be used in connection with its distribution activities.  Such materials will comply with labeling requirements required under applicable IDI license agreements as advised by IDI.  Cepheid shall provide copies to IDI of all advertising materials and shall not use same without IDI’s prior written consent, which shall not be unreasonably witheld.

2.3.          Update to [***] .  Cepheid will provide IDI with twelve (12) months prior written notice if it intends to modify any of the [***] .  IDI will determine if the modification would have an effect on the IDI Manufactured Product and IDI shall take the appropriate measures to upgrade the IDI Manufactured Products.

2.4.          Regulatory Matters.  Each of the Parties will be responsible, at its sole cost and expense, for obtaining and maintaining any and all necessary regulatory approvals, and for maintaining any claim files and submitting reports, as may be imposed or required by any Regulatory Authority in connection with its respective products.  Subject to the confidentiality provisions of Section 7, in cases where files or documentation of one Party is required to support a regulatory filing of the other Party, the Party in possession of the required files or documentation  will cooperate with the other Party to a commercially reasonable degree in compiling and submitting complete applications for regulatory approval.

3.             Sales Process; Prices.

3.1.          Sales Process.  Cepheid shall order IDI Manufactured Products by submitting written purchase orders to IDI.  Cepheid will endeavor to specify delivery dates at least thirty (30) days from the date of the purchase order.  Purchase orders shall specify, at a minimum:  (a) a description or identification of the IDI Manufactured Product(s) and the quantity of each IDI Manufactured Product ordered, (b) the delivery date (as applicable), (c) the applicable price, and (d) the instructions for invoicing, including the address to which invoices shall be sent for payment.  All purchase orders shall be accepted by IDI and no purchase orders shall be modified or cancelled without written agreement by both Parties.

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission.  Confidential treatment has been requested with respect to the omitted portion.

3.2.          Prices.  IDI will transfer the IDI Manufactured Products to Cepheid at the following pricing: for the first month following the first commercial shipment of a given IDI Manufactured Product the transfer price will be a price that is [***]% below IDI’s list price per test (in US Dollars) for that IDI Manufactured Product; for each month thereafter the transfer price will be [***]% below Cepheid’s actual average end-user sales price per test for that IDI Manufactured Product (in US Dollars) to end users during the preceding month.  Cepheid will be free to set the resale price for the product in its complete discretion.  If Cepheid’s actual average sales price during any month is below a floor price per test, the transfer price Cepheid will pay for the IDI Manufactured Products will be [***]% below $[***] per test for such month. Following the first six months after the launch date, if Cepheid’s actual average sales (in US Dollars) is below the floor price per test, the parties shall confer within ten business days following such month to determine whether there should be an adjustment in transfer price between the Parties. The floor price for each IDI Manufactured Product will be established and agreed upon by the Parties no later than 30 days prior to commercial launch of the IDI Manufactured Product.

3.3.          Customer Support.  Cepheid will be responsible for providing all necessary pre- and post-sales support for the IDI Manufactured Products, including sales, professional, technical, and customer service support, to end users of the IDI Manufactured Products.  Upon Cepheid’s request, IDI will use reasonable efforts to provide Cepheid with all reasonable necessary second level assistance in providing such support to end users.  If the assistance is needed in the territory of North America or Asia, the request to IDI shall come from Cepheid USA and if the assistance is needed in the territory of Europe, the request to IDI shall come from Cepheid Europe.

3.4.          Delivery Terms.  All orders placed by Cepheid shall be shipped ExWorks (Incoterms 2000) which means that Cepheid shall be responsible for all transportation and insurance expenses from IDI’s warehouse to Cepheid’s designated location.

4.             Payments; Records.

4.1.          Invoicing & Payment Terms.  IDI shall issue invoices to Cepheid, consistent with the then-current prices set forth above in Section 3.2 for IDI Manufactured Products, and Cepheid shall pay IDI within forty-five (45) days of the date of receipt of such invoice.  Cepheid will pay all amounts due under this Agreement in immediately available funds and U.S. currency, free of any currency controls or other restrictions.

4.2.          Taxes.  All amounts payable by a Party under this Agreement to the other Party are net amounts and are payable in full, without deduction for taxes or duties of any kind.  The Parties will be responsible for, and will promptly pay, all taxes and duties of any kind (including, but not limited to, sales, use and withholding taxes) associated with their receipt of license rights, products, or services under this Agreement, except for taxes based on the other Party’s net income.

4.3.          Records, Reports; Audit.  Using Cepheid’s customary practices and procedures, Cepheid will keep and maintain proper and complete records and books of accounts related to Cepheid’s distribution of the IDI Manufactured Products.  Within 30 days of the close of each calendar quarter, Cepheid shall provide to IDI an accounting of total sales, as well as the average end-user sales price, of each IDI Manufactured Product. The books and records will be retained for a period of at least 6 years after the end of the period for which such books and records pertain. IDI will have the right from time to time (not to exceed once per calendar year) during normal business hours and upon five (5) business days prior written notice, to inspect in confidence, through an agent, accountant or other representative acceptable to Cepheid, such books and records of Cepheid.  IDI will bear the costs thereof unless the inspection reveals a discrepancy unfavorable to IDI of at least five percent (5%), in which case Cepheid will pay the costs of the inspection.  If the inspection results in a final determination that amounts have been overstated or understated, the applicable amount will be refunded or paid promptly by Cepheid.  IDI will treat all information learned in the course of any audit or inspection as Confidential Information, and will maintain such Confidential Information in strict confidence, except to the extent necessary for IDI to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission.  Confidential treatment has been requested with respect to the omitted portion.

law as provided for in Section 7.6.  Any public accounting firm shall sign a customary confidentiality agreement as a condition precedent to their inspection, and shall report to IDI only its conclusion with such other information at the firm deems necessary by way of explanation.

Cepheid agrees that IDI and its agents (who have signed appropriate non-disclosure agreements) shall have the right, upon reasonable prior notice to Cepheid and at a time to be reasonably agreed to by the Parties (but in any event within 45 days of IDI’s request), to audit Cepheid’s regulatory documentation for the products supplied pursuant to this Agreement for regulatory compliance, including traceability for recall. Such audits shall not unreasonably interfere with Cepheid’s normal business operations and shall take place no more frequently than one time per year.  Furthermore, IDI shall not be permitted to remove or copy any of the regulatory documentation, except as may be required to provide documentation to regulatory authorities or except in the instance of a recall, and IDI agrees that the information contained in the documentation may not be used for any other purpose.

5.             General Intellectual Property

5.1.          Ownership of Intellectual Property.

5.1.1.       Cepheid Intellectual Property.  All rights, title and interest in and to Cepheid Intellectual Property, whether patentable or copyrightable or not, will belong to and be retained by Cepheid.

5.1.2.       IDI Intellectual Property. All rights, title and interest in and to IDI Intellectual Property, whether patentable or copyrightable or not, will belong to and be retained by IDI.

5.2.          Branding, Trademarks and Non-Proprietary Names.

5.2.1.       Products Labeling.  IDI Manufactured Products will be labeled as IDI products. Such labeling will be developed and applied to the Products by IDI.  Cepheid will not remove or obscure any IDI Marks on or in the IDI Manufactured Products as delivered to Cepheid, and will not attach any additional trademarks, logos or trade designations on or to the IDI Manufactured Products.

5.2.2.       Trademark Licenses.  IDI hereby grants to Cepheid a non-exclusive right and license to use the marks, trade names (including without limitation “IDI”) and logos that IDI may employ from time to time with respect to IDI Manufactured Products (collectively, “Marks”) in connection with Cepheid’s distribution and promotion of IDI Manufactured Products.  Except as set forth in this Section 5.2, nothing contained in this Agreement will grant to Cepheid any right, title or interest in IDI’s Marks.  Cepheid acknowledges and agrees that IDI owns the IDI Marks and that any and all goodwill and other proprietary rights that are created by or that result from Cepheid’s use of an IDI Mark hereunder inure solely to the benefit of IDI. IDI hereby agrees to defend and indemnify Cepheid and to hold it harmless against claims by a Third Party that the use by Cepheid of IDI’s Marks in a manner expressly authorized by IDI in writing infringes intellectual property rights of such Third Party.

5.3.          Reserved Rights.  No license or other right is granted or is to be construed as being granted hereunder by one Party to the other Party, whether implied, or by estoppel, to any Intellectual Property Rights, or to trademark, trade dress, or service mark rights, or any other intellectual property rights, owned, used, licensed to, or otherwise controlled by, a Party, except as expressly set forth herein.

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission.  Confidential treatment has been requested with respect to the omitted portion.

6.             Royalties to [***] and to Third Parties

6.1.          Royalty Payments to [***] and Third Parties.  Payment of any and all royalty payments due to [***] and any other Third Parties for required licenses on account of the manufacture and sale of IDI Manufactured Products pursuant to this Agreement will be the responsibility of IDI.

7.             Confidentiality

7.1.          Non-Disclosure; Non-Use.  Because Cepheid and IDI will be cooperating with each other under this Agreement, each has and may reveal Confidential Information to the other.  The Parties agree, by using the same degree of care as each uses for its own information of like importance, but not less than a reasonable degree of care, to hold in confidence any Confidential Information disclosed by the other Party hereunder, and not to disclose any Confidential Information of the other Party to any Third Party or, except as provided below, to any Affiliate, and not to use any Confidential Information disclosed by the other Party under the Aridia agreements and hereunder for any purpose other than carrying out its obligations under this Agreement, without the express written consent of the other Party.  Each Party will disclose Confidential Information only to its employees or agents who have a need to know same for such purpose.  With respect to any Confidential Information that has been or is revealed by a Party to the other Party, the confidentiality and non-use requirements of this Section 7 will remain in force for a period of  5  years after the expiration or termination of this Agreement.

Notwithstanding the foregoing, each Party may disclose the existence or details of this Agreement

(i)    to Third Parties in the context of a proposed financing, as long as the Third Party subscribes to confidentiality obligations similar to those hereunder.

(ii)    to Third Parties in the context of a due diligence conducted by a Third Party on the affairs of one of the Parties, as long as the Third Party subscribes to confidentiality obligations similar to those hereunder.

7.2.          Responsibility over Employees and Agents.  Each Party will assume individual responsibility for the actions and omissions of its respective employees, agents and assigns, and to inform same of the responsibilities for confidentiality and non use under this Agreement, and to obtain their agreement to be bound in the same manner that the Party is bound.

7.3.          Affiliates. Nothing herein will be construed as preventing either Party from disclosing any information to an Affiliate of IDI or Cepheid for the purpose of carrying out its obligations under this Agreement, provided such Affiliate has undertaken a similar obligation of confidentiality and non-use with respect to the Confidential Information.

7.4.          Bankruptcy. All Confidential Information disclosed by one Party to the other will remain the intellectual property of the disclosing Party.  A bankrupt or insolvent Party will, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other Party’s Confidential Information and to ensure that any court or other tribunal maintain such information in confidence in accordance with the terms of this Agreement. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a Party based on the insolvency or bankruptcy of such Party, the bankrupt or insolvent Party will promptly notify the court or other tribunal:

7.4.1.       that Confidential Information received from the other Party under this Agreement remains the property of the other Party; and,

7.4.2.       of the confidentiality and non use obligations under this Agreement.

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission.  Confidential treatment has been requested with respect to the omitted portion.

7.5.          Compliance with Statutory Requirements. Nothing in this Agreement will be construed as preventing or in any way inhibiting either Party from complying with statutory or regulatory requirements, including those having to do with financial reporting and those governing the development, manufacture, use, sale, or other distribution, of products in any manner that it reasonably deems appropriate, including, for example, by disclosing to regulatory authorities Confidential Information or other information received from a Party or Third Parties.  However, the Parties will take reasonable measures to assure that no unauthorized use or disclosure is made by persons or entities to whom access to such information is granted under this Section 7.5.

7.6.          Compelled Disclosure. In the event that a Party (“Disclosing Party”) is legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigation demand or similar process) to disclose any Confidential Information, the Disclosing Party will provide prompt prior written notice of such compulsion to the other Party, so that the other Party may seek a protective order or other appropriate remedy or, if appropriate, waive compliance with the terms of this Agreement.  In the event that such protective order or other remedy is not obtained, the Disclosing Party will disclose only that portion of Confidential Information that it is advised by opinion of counsel is legally required to be disclosed, or else stand liable for contempt or suffer other censure or penalty, and will exercise its reasonable best efforts to obtain reliable assurance that confidential treatment required hereby will be accorded to such Confidential Information; and the Disclosing Party will not be liable for such disclosure unless such disclosure was caused by or resulted from a previous disclosure by the Disclosing Party not permitted by this Agreement

7.7.          Termination.  Upon expiration or termination of this Agreement, the recipient Party shall return all Confidential Information of the disclosing Party and copies, extracts, references, summaries thereof (in whatever form) to the disclosing Party; provided, however, that the recipient Party may retain one copy of such Confidential Information in a secure location for the purposes of verifying its compliance under this Section 7.

8.             Term and Termination

8.1.          Term.  Unless this Agreement is earlier terminated as set forth in Section 8, Cepheid will have the right to distribute each of the IDI Manufactured Products for a period of [***] ([***]) years following the launch date for each Target Assay (each, an “Initial Term”).  Following an Initial Term, Cepheid’s distribution rights with respect to a particular Target Assay will automatically renew for additional [***]  ([***]) year terms (each a “Renewal Term”) unless a Party provides the other Party with written notice sixty (60) days prior to a Renewal Term that it does not wish to renew Cepheid’s distribution rights with respect to a Target Assay.  This Agreement will automatically terminate when all Initial Terms or Renewal Terms for all Target Assays expire or terminate.

8.2.          Termination.

8.2.1.       Termination in Event of Bankruptcy or Insolvency.  This Agreement may be terminated by either Party, in the event the other Party files in any court or agency under any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of the other Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party will be served with an involuntary petition against it, filed in any insolvency proceeding, and the petition is not stayed or dismissed within 60 days after the filing thereof, or if the other Party will propose or be a Party to any dissolution or liquidation, or if the other Party will discontinue its business activities completely or with respect to its business activities which are the subject matter of this Agreement, or if the other Party will make an assignment for the benefit of creditors; or

8.2.2.  Termination for Material Breach.  This Agreement may be terminated by either Party upon any material breach of this Agreement by the other Party; except that the Party alleging such breach must first give the other Party written notice thereof, which notice must

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission.  Confidential treatment has been requested with respect to the omitted portion.

state the nature of the breach in reasonable detail and the other Party must have failed to cure such alleged breach within  45 days after receipt of the notice.

8.3.          Survival of Obligations and Certain Rights.

8.3.1.       Upon any termination of this Agreement, by expiration of the term or otherwise, neither Party will be relieved of any obligations incurred prior to such termination.  Despite any termination of this Agreement, Section 1 (to extent that a definition is required to interpret an operative section of this Agreement), Sections 4, 5, 7, 8.3, 9, 10, and 11 and, to the extent applicable, the Exhibits to this Agreement, as well as any other provisions that by their nature are intended to survive any termination, will survive and continue to be enforceable.

8.3.2.       Cepheid shall be permitted to sell any IDI Manufactured Products it has on hand after the termination of this Agreement.

9.             Representations, Warranties and Covenants; Disclaimers

9.1.          Representations and Warranties of Both Parties.  Each Party represents, warrants and covenants to the other Party that:

9.1.1.       It has the corporate power and authority and legal right to enter into this Agreement and to perform its obligations hereunder;

9.1.2.       the execution and delivery of this Agreement and the performance of the transactions contemplated thereby have been duly authorized by all necessary corporate action of the Party;

9.1.3.       the execution and delivery of this Agreement and the performance by the Party of any of its obligations under this Agreement do not and will not: conflict with, or constitute a breach or violation of, any other contractual obligation to which it is a party, any judgment of any court or governmental body applicable to the Party or its properties, or, to the Party’s knowledge, any statute, decree, order, rule or regulation of any court or governmental agency or body applicable to the Party or its properties, or require any consent or approval of any governmental authority or other person;

9.1.4.       each Party will, to the best of its knowledge without undertaking a special investigation, disclose to the other Party any material adverse proceedings, claims or actions that arise that would materially interfere with that Party’s performance of its obligations under this Agreement and

9.1.5.       it shall comply with any applicable laws and regulations related to the subject matter of this Agreement and its performance hereunder.

9.2.          Additional Representations and Warranties of IDI.  IDI represents and warrants to the best of its knowledge that it has all rights and licenses from [***]  and any Third Parties that are necessary (i) for Cepheid to sell IDI Manufactured Products, and (ii) for Cepheid’s customers to use such IDI Manufactured Products for their intended purpose and IDI will use reasonable commercial efforts to respect its obligations under these license agreements and to ensure that these agreements will remain in force to allow Cepheid to exercise and benefit from all rights granted to Cepheid under this agreement.

9.3.          Disclaimers.  EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NOTHING CONTAINED IN THIS AGREEMENT WILL BE CONSTRUED AS:

9.3.1.       A WARRANTY OR REPRESENTATION BY EITHER PARTY AS TO THE VALIDITY, ENFORCEABILITY, OR SCOPE OF ANY PATENT;

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission.  Confidential treatment has been requested with respect to the omitted portion.

9.3.2.       A WARRANTY OR REPRESENTATION THAT ANY MANUFACTURE, SALE, OFFER FOR SALE, LEASE, IMPORT, USE OR OTHER DISPOSITION OF ANY PRODUCTS HEREUNDER WILL BE FREE FROM INFRINGEMENT OF PATENT, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES;

9.3.3.       A WARRANTY OR REPRESENTATION BY EITHER PARTY WITH RESPECT TO THEIR ENFORCEMENT OF ANY PATENT INCLUDING WITHOUT LIMITATION THE PROSECUTION, DEFENSE OR CONDUCT OF ANY ACTION OR SUIT CONCERNING INFRINGEMENT OF ANY SUCH PATENT;

9.3.4.       CONFERRING ANY RIGHT TO USE IN ADVERTISING, PUBLICITY, OR OTHERWISE, ANY TRADEMARK, TRADE NAME OR NAMES, OR ANY CONTRACTION, ABBREVIATION OR SIMULATION THEREOF, OF EITHER PARTY;

9.3.5.       AN OBLIGATION UPON EITHER PARTY TO MAKE ANY DETERMINATION AS TO THE APPLICABILITY OF ANY OF ITS PATENTS TO ANY PRODUCT OR SERVICE;

9.3.6.       AN ADMISSION BY EITHER PARTY THAT ANY OF ITS PRODUCTS INFRINGE ANY PATENTS OF THE OTHER PARTY; OR

9.3.7.       A WARRANTY OR REPRESENTATION BY EITHER PARTY WITH RESPECT TO THE MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, OF ANY PRODUCTS.

10.          Indemnification; Limitation of Liability

10.1.        General Statement Regarding Indemnity.  For purposes of clarification, it is noted that the Parties intend that Sections 10.2 and 10.3 of this Agreement set forth the Parties’ indemnification agreements other than those relating to intellectual property, that Section 10.4 sets forth the Parties’ indemnification agreements relating to intellectual property, and that the indemnifications set forth below are intended to be afforded notwithstanding any warranty limitations set forth in Section 9. For purposes of this Section 10, “Liabilities” shall mean any and all claims made by, or judgment, damage, liability, loss, cost or other expense, including reasonable legal fees and expenses resulting from any claims made by or proceedings brought by, any Third Party against a Party as set forth in this Section 10.

10.2.        IDI’s General Indemnity.  Subject to the limitations set forth below in this Section 10, IDI will defend, indemnify and hold harmless Cepheid and its Affiliates against any Liabilities resulting from any and all claims made by or proceedings brought by, any Third Party or Affiliate of IDI against Cepheid or any of Cepheid’s Affiliates to the extent that the claim or Liabilities arises from the following:

10.2.1.     IDI’s negligence or willful misconduct in connection with its activities under this Agreement, except to the extent caused by the negligence or willful misconduct of Cepheid; or,

10.2.2.     IDI’s breach of this Agreement, including without limitation any representation and warranty of IDI set forth in Section 9.

10.3.        Cepheid’s General Indemnity.  Subject to the limitations set forth below in this Section 10, and excluding claims as to which IDI indemnifies Cepheid pursuant to Section 10.2, Cepheid will defend, indemnify and hold harmless IDI and its Affiliates against any Liabilities resulting from any claims made by or proceedings brought by, any Third Party or Affiliate of Cepheid against IDI or any of IDI’s Affiliates to the extent that the claim or Liabilities arises from the following:

10.3.1.     Cepheid’s negligence or willful misconduct in connection with its activities under this Agreement, including the negligence or willful misconduct of Cepheid or any subdistributor engaged by Cepheid, in the storage, handling or distribution of IDI Manufactured Products; or

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission.  Confidential treatment has been requested with respect to the omitted portion.

10.3.2.     Cepheid’s breach of this Agreement, including without limitation any representation and  warranty of Cepheid set forth in Section 9.

10.4.        IDI Intellectual Property Release and Indemnity.

10.4.1.     Subject to the restrictions set forth in this Section 10.4, and provided the IDI Released Parties (as defined below) comply with their obligations in Section10.5, 10.6 and 10.7 below, IDI agrees, for itself and its Affiliates, to defend Cepheid, its Affiliates and their distributors and end-user customers who purchase IDI Manufactured Products (individually, a “IDI Released Party,” collectively “IDI Released Parties”) from any claim, demand or cause of action in, and to indemnify and hold harmless the IDI Released Parties from and against any Liabilities resulting from, any legal action or proceeding brought by a Third Party against a IDI Released Party to the extent that such action or proceeding is based on a claim that (i) the sale of the IDI Manufactured Products by Cepheid pursuant to the this Agreement infringes any Third Party Intellectual Property Rights; or (ii) the use by a purchaser of IDI Manufactured Products for their intended purpose infringes any Third Party Intellectual Property Rights.

10.4.2.     Remedy for Infringement, Rights of IDI, Exceptions.  If any IDI Manufactured Products or any portion thereof are subject to a suit or other legal proceeding claiming that the IDI Manufactured Products or such portion, or their usage, infringes a Third Party’s Intellectual Property Right that IDI indemnifies the IDI Released Parties for under Section 10.4.1, or in IDI’s opinion is (are) likely to become subject of such a claim, IDI shall use its best efforts to either: (a) procure for the IDI Released Party the right to continue using the IDI Manufactured Products or (b) substitute the infringing IDI Manufactured Products with other suitable, non-infringing assays.  IDI shall have no liability or obligation hereunder for any infringement based upon: the use of IDI Manufactured Products in combination with any product not provided by IDI or intended for use with IDI Manufactured Products except as contemplated by this Agreement, or based upon any modification to IDI Manufactured Products made by the IDI Released Party or its Affiliates or a Third Party except as contemplated by this Agreement, if such claim would not have occurred but for such combination or modification.

10.4.3.     Exclusive Intellectual Property Liability of IDI.  THE FOREGOING STATES THE ENTIRE LIABILITY OF IDI, AND THE EXCLUSIVE REMEDY OF THE IDI RELEASED PARTIES, FOR ANY INFRINGEMENT OR CLAIMED INFRINGEMENT OF PATENT, COPYRIGHT, TRADE SECRET OR ANY OTHER INTELLECTUAL PROPERTY RIGHT.

10.5.        Notice; Choice of Attorney.  A Party that intends to claim indemnification under this Section 10 (the “Indemnitee”) will promptly notify the other Party (the “Indemnitor”) of any Liabilities in respect of which the Indemnitee intends to claim indemnification.  The Indemnitor, after it determines that indemnification is required of it, will assume the defense and settlement thereof with counsel of its choice, reasonably satisfactory to the other Party.  An Indemnitee will have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the Indemnitor if Indemnitor does not assume the defense or if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other Party represented by counsel.  The Indemnitee’s failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to Indemnitor’s ability to defend the action, will relieve the Indemnitor of any liability to the Indemnitee under this Section 10, but the omission to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section 10.

10.6.        Consent Required.  The indemnity provisions in this Section 10 will not apply to amounts paid in settlement of any Liabilities if the settlement is effected without the consent of the Indemnitor. In addition, neither Party shall enter into any settlement or otherwise resolve any infringement matter in a manner that would adversely impact the business of the other Party or in any manner limit the other Party’s rights without such Party’s prior written consent.

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission.  Confidential treatment has been requested with respect to the omitted portion.

10.7.        Cooperation.  The Indemnitee under this Section 10, its employees and agents, will cooperate fully with the Indemnitor and its legal representatives in the investigations of any action, claim or liability covered by this indemnification.  In the event that each Party claims indemnity from the other and one Party is finally held liable to indemnify the other, the Indemnitor will additionally be liable to pay the reasonable legal costs and attorneys’ fees incurred by the Indemnitee in establishing its claim for indemnity.

10.8.        LIMITATION OF LIABILITY.  NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL CEPHEID OR IDI BE LIABLE TO THE OTHER, WHETHER IN CONTRACT, TORT, WARRANTY, OR UNDER ANY STATUTE (INCLUDING WITHOUT LIMITATION ANY TRADE PRACTICE, UNFAIR COMPETITION OR OTHER STATUTE OF SIMILAR IMPORT) OR ON ANY OTHER BASIS, FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, DAMAGES OF THE OTHER, OR FOR MULTIPLE OR PUNITIVE DAMAGES, WHETHER OR NOT FORESEEABLE AND WHETHER OR NOT THE OTHER IS ADVISED OF THE POSSIBILITY OF DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY SUCH DAMAGES ARISING FROM OR RELATED TO LOSS OF USE, LOSS OF DATA, FAILURE OR INTERRUPTION IN THE OPERATION OF ANY EQUIPMENT, DELAY IN REPAIR OR REPLACEMENT, OR LOSS OF OPPORTUNITY OR GOODWILL.  THE PARTIES AGREE THAT THE DAMAGES INDEMNIFIED UNDER SECTION 10 SHALL NOT BE DEEMED INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, OR MULTIPLE OR PUNITIVE DAMAGES.

11.          General Provisions

11.1.        Force Majeure.  Except as may be herein otherwise specifically provided, neither Party shall be liable to the other for loss, injury, delay, expenses, damages, or other casualty suffered or incurred by the other Party due to a delay in performing or the failure to perform obligations hereunder as result of trade disputes, strikes, riots, storms, earthquakes, fires, acts of God or government or any cause (whether similar or dissimilar to the foregoing), including but not limited to any shortages of power that is not caused by the fault or inaction of the Party seeking to be excused from performance, beyond the reasonable control of the Party, provided, however, that such Party shall have given the other Party prompt notice in writing of the occurrence of any such events or causes, and of their discontinuance, and diligently seeks to perform at the earliest reasonable opportunity; and further provided that this Section 11.1 shall not apply to any obligation to pay money hereunder.  Any mandate from a governmental authority regarding pricing for any IDI Manufactured Products shall be considered a force majeure event. If requested by either Party, the Parties will discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution should performance be materially delayed or prevented by events of force majeure as set forth in this Section 11.1, but neither Party shall have an obligation to amend this Agreement.

11.2.        Publicity.  Neither Party nor any of its Affiliates will originate any news or any other public disclosure relating to this Agreement without the prior written approval of the other Party.  A Party may issue a press release as soon as feasible after the Effective Date, wherein the text of such press release shall be agreed to by the other Party.

11.3.        Governing Law.  This Agreement shall be governed by, constructed, performed, and enforced in accordance with the laws of the province of Ontario, Canada without regard to its conflicts of law principles.  The Parties hereby specifically exclude the application of The Convention for the International Sale of Goods.

11.4.        Severability. If a court or an arbitrator of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable, or invalid, in whole or in part for any reason, that provision will be deemed severed from the rest of the Agreement, and the validity and enforceability of the remaining provisions, or portions thereof, will not be affected.

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission.  Confidential treatment has been requested with respect to the omitted portion.

11.5.        Entire Agreement. This Agreement and any exhibits and schedules referred to in this Agreement constitute the final, complete, and exclusive statement of the terms of the agreement between the Parties pertaining to the subject matter of this Agreement and supersede all prior and contemporaneous understandings or agreements of the Parties as to such subject matter, including by not limited to the Letter Agreement dated February 21, 2003.  No Party has been induced to enter into this Agreement by, nor is any Party relying on, any representation or warranty outside those expressly set forth in this Agreement.

11.6.        Modification of Agreement.  No terms or conditions of this Agreement will be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may supplement, amend, or modify this Agreement by written instruments specifically referring to, and executed in the same manner as, this Agreement.

11.7.        Assignment.  Neither Party has the power to assign nor may assign this Agreement nor any interest hereunder without the prior written consent of the other Party, except that without obtaining the consent of the other Party either Party may assign this Agreement or any of its rights or obligations to (i) any Affiliate of such Party, (ii) any Third Party with which it may merge or consolidate or who acquires more than fifty percent (50%) of its outstanding voting securities, or (iii) provided that prior to the effective date of assignment the prospective assignee agrees with the non-assigning Party in writing to be subject to and bound by, and to perform, all of the assignor’s obligations and covenants in this Agreement, to any Third Party to which it may transfer all or substantially all of its assets and/or rights to which this Agreement relates.  Any unauthorized assignment will be void and of no force and effect.  Whether or not a Party consents to any transfer or assignment by the other Party, no transfer or assignment of this Agreement shall relieve the assignor from, and the assignor shall remain fully and primarily liable for, the liabilities, obligations and covenants of the assignor under this Agreement.  Subject to the foregoing, the rights and liabilities of the Parties will bind and inure to the benefit of their respective successors and assigns.

11.8.        Relationship.  Nothing contained in this Agreement will be construed to make the Parties partners, joint venturers, principles, agents or employees of the other.  Neither Party will have the right, power, or authority, express or implied, to bind the other Party.

11.9.        Waiver. No waiver of a breach, failure of any condition, or any right or remedy, contained in or granted by the provisions of this Agreement will be effective unless it is in writing and signed by the Party waiving the breach, failure, right or remedy.  No waiver of any breach, failure, right or remedy will be deemed a waiver of any other breach, failure, right or remedy, whether or not similar, nor will any waiver constitute a continuing waiver unless the writing so specifies.

11.10.      Counterparts.  This Agreement may be executed in any number of counterparts, and each counterpart will be deemed an original instrument, but all counterparts together will constitute but one agreement.

11.11.      No Limitations on Business, Etc.  Except as expressly set forth in this Agreement, nothing in this Agreement shall be deemed to restrict either IDI’s or Cepheid’s freedom and right to manufacture and sell products to whomever they chose, or to engage others to do so or to contract with other manufacturers and suppliers for the procurement of products of any kind or description, subject to obtaining required Intellectual Property Rights.  Except as otherwise provided in this Agreement, or another written agreement between the Parties, each Party shall have absolute discretion in determining and conducting its promotional, sales, marketing and distribution activities.

11.12.      Counting Days.  Unless otherwise specified, “days” will be considered calendar days.  Calendar days will be counted by excluding the first day and including the last day, unless the last day is a Saturday, Sunday, or a legal holiday recognized in the State of California and then it will be excluded.  “Business days” will exclude Saturdays, Sundays, and all legal holidays recognized in the Provinces of Ontario and Quebec, Canada and in the State of California.

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission.  Confidential treatment has been requested with respect to the omitted portion.

11.13.      Notices.

11.13.1.   Sufficient Notice. All notices, requests, demands, or other communications under this Agreement will be in writing. Notice will be sufficiently given for all purposes as follows:

(A)    when personally delivered to the recipient, notice is effective on delivery;

(B)        when mailed certified mail, return receipt requested, notice is effective on receipt, if delivery is confirmed by a return receipt;

(C)        when delivered by Federal Express/Airborne/United Parcel Service/DHL WorldWide, or United States Express Mail, charges prepaid or charged to the sender’s account, notice is effective on delivery, if delivery is confirmed by the delivery service; and

(D)        when sent by telex or fax to the telex or fax number shown below, or if such telex or fax number is inoperative, the last telex or fax number of the recipient known to the Party giving notice, notice is effective on receipt, provided that

(1)     a duplicate copy of the notice is promptly given by first-class or certified mail or by overnight delivery, or

(2)     the fax is acknowledged as received by the receiving Party’s fax machine.

Any notice given by telex or fax will be deemed received on the next business day if it is received after 5:00 p.m. (recipient’s time) or on a non-business day.

11.13.2.   Notice Refused, Unclaimed, or Undeliverable. Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the Party to be notified will be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by the postal authorities, messenger, or overnight delivery service.

11.13.3.   Addresses. Addresses for purpose of giving notice are as set forth immediately below, or such other addresses as may be designated in writing by the Parties from time to time during the term of this Agreement:

If to Cepheid:	Cepheid
904 Caribbean Drive
Sunnyvale, CA 94089
FAX No.: 408-435-9342
Attn.: Chief Executive Officer

If to IDI:	Infectio Diagnostic (I.D.I.) Inc.
2050 Rene Levesque Blvd. West, Suite 400
Sainte-Foy, Quebec
Canada G1V 2K8
FAX No.: 418-681-5254
Attn.: Chief Executive Officer

11.13.4.   Late Payment.  If payment due a Party is not received by the due date, the Party to whom payment is due may assess and the other Party agrees to pay a late payment charge at the rate of 1% per month (12% per year) or the maximum legal rate, whichever is less, of the amount due from the due date to the date of payment.

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission.  Confidential treatment has been requested with respect to the omitted portion.

11.14.      Costs.  Except as otherwise expressly set forth in this Agreement, Cepheid and IDI shall each be solely responsible for and bear all of its own respective expenses, including, without limitation, expenses of legal counsel, accountants and other advisors, incurred at any time in connection with negotiating, pursuing or consummating this Agreement, and the transactions contemplated by this Agreement or any such other agreements.

11.15.      Dispute Resolution. Any controversy, claim or dispute arising out of or relating to this Agreement, including without limitation, the construction, interpretation, validity, enforcement, performance, lack or failure of performance or breach of this Agreement, or the rights, duties or liabilities of a Party under this Agreement, that cannot be resolved by agreement of the divisions in charge of the transaction involved of the Parties within fifteen (15) days of the matter being raised, and either Party wishes to pursue the matter, the controversy, claim or dispute shall be settled in accordance with Exhibit B.

11.16.      Continuation After Acquisition or Breach.  In the event that (i) this Agreement is terminated in accordance with Sections 8.2.1 (due to the insolvency or bankruptcy of IDI), or in accordance with Section 8.2.2 (as a result of IDI’s material uncured breach of its obligations under this Agreement); or (ii) IDI is acquired by a third party and such third party fails to fulfill the obligations set forth in this Agreement, Cepheid shall be entitled to exercise its rights under the licenses set forth in Section 2 of this Agreement to continue to sell those IDI Manufactured Products in Cepheid’s possession at the time the foregoing events occur.

The Parties, through their authorized officers, have executed this Agreement as of the Effective Date.

CEPHEID	INFECTIO DIAGNOSTIC (I.D.I.) INC.

By:	By:

Name:	Name:

Title:	Title:

Date Signed:	Date Signed:

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the commission.  Confidential treatment has been requested with respect to the omitted portion.

Exhibit A

Target Assays

Organism or Syndrome
[***]
[***]
[***]

Exhibit B

Mediation

1.             The Parties shall attempt to resolve any dispute arising out of relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy.

2.             If the Parties do not resolve the dispute within 45 days of undertaking negotiation thereof, either Party may refer the Dispute for mediation by JAMS or its successor by providing to JAMS and the other Party a written request for mediation, setting forth the details of the dispute and the relief requested.  Each Party must then participate in the mediation in good faith and share equally in its costs.  The mediation will be conducted in accordance with JAMS mediation rules and procedures by: (i) a mediator agreed by the Parties selected from JAMS’ panel of neutrals; or (ii) if the Parties do not agree on a mediator, a mediator nominated by JAMS.  All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the Parties, their agents, employees, experts and attorneys, and by the mediator and any JAMS employees, are confidential, privileged and inadmissible for any purpose, in any litigation or other proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.  The mediation shall take place in New York, New York, United States of America.

3.             If the dispute has not been resolved by non-binding means as provided herein within 90 days of the initiation of such procedure, either Party may pursue available remedies, including litigation.

4.             Notwithstanding the foregoing, each Party shall have right before or during negotiation or mediation to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the negotiations or mediation.